Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SCM Microsystems, Inc. on Form S-8 of our report dated March 8, 2010, appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE GMBH
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

April 20, 2010